UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2026

USA Rare Earth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41711	98-1720278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

100 W Airport Road,

Stillwater, Oklahoma 74075

(Address of principal executive offices, including zip code)

 Registrant’s telephone number, including area code: (813) 867-6155

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	USAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Direct Funding Agreement & Loan Guarantee Agreement

On January 26, 2026, USA Rare Earth, Inc. (“USAR”) previously announced its entry into a non-binding letter of intent by and between USAR and the United States Department of Commerce (the “DOC”) with respect to funding in an aggregate amount equal to $1.6 billion, including $277.0 million in direct funding awards and $1.3 billion in senior secured debt with a 15-year term and an expected rate of Treasury + 150 bps, under the CHIPS Incentives Program—Facilities for Semiconductor Materials and Manufacturing Equipment under the CHIPS Act of 2022. In furtherance thereof, on June 3, 2026, USAR entered into (x) a Direct Funding Agreement (the “Direct Funding Agreement”), by and among USAR, as the recipient, certain subsidiaries of USAR, as guarantors, and the DOC and (y) a Loan Guarantee Agreement (the “Loan Guarantee Agreement” and, together with the Direct Funding Agreement, the “Funding Agreements”), by and among USAR, as the borrower, certain subsidiaries of USAR, as guarantors, and the DOC.

Under the Direct Funding Agreement, the DOC has agreed to provide direct funding awards (the “Direct Funding”) with a maximum award amount of $277.0 million in the aggregate, comprised of (a) $132.0 million for the construction of a rare earth mining and processing facility in Sierra Blanca, Texas (the “Round Top Mine Project”), (b) $50.0 million for the expansion and modernization of the existing magnet making facility located in Stillwater, Oklahoma (the “Stillwater Magnet Project”), (c) $20.0 million for the expansion and modernization of the existing strip casting and metal making facility located in Stillwater, Oklahoma (the “Stillwater Metal Project”), (d) $60.0 million for the construction of a new magnet making facility (the “Magnet Project 2”) and (e) $15.0 million for the construction of a new strip casting and metal making facility (the “Metal Project 2”). With respect to each Project, Direct Funding under the Direct Funding Agreement is available from the date of the Direct Funding Agreement until the Milestone Completion Longstop Date (as defined in the Direct Funding Agreement) for the last disbursement milestone for such Project. The obligations of USAR under the Direct Funding Agreement are guaranteed by each of the subsidiary guarantors party thereto.

Under the Loan Guarantee Agreement, the DOC has agreed to guarantee the repayment by USAR and its affiliates of advances in an aggregate principal amount of $1.3 billion (“FFB Advances” and, together with the Direct Funding, the “Awards”) made by the Federal Financing Bank (“FFB”), an instrumentality of the United States, to USAR. The FFB Advances are comprised of (a) $550.0 million for the Round Top Mine Project, (b) $250.0 million for the Stillwater Magnet Project, (c) $100.0 million for the Stillwater Metal Project, (d) $325.0 million for the Magnet Project 2 and (e) $75.0 million for the Metal Project 2. With respect to each Project, FFB Advances under the Loan Guarantee Agreement are available from the date of the Loan Guarantee Agreement until the Project Completion Longstop Date (as defined in the Loan Guarantee Agreement) for such Project. If USAR or its affiliates default on any payment with respect to FFB Advances due to FFB, then the DOC becomes obligated to make payments to FFB, and USAR and its affiliates become immediately obligated to reimburse the DOC for such payments. The obligations of USAR under the Loan Guarantee Agreement are guaranteed by each of the subsidiary guarantors party thereto and secured by first-priority liens on substantially all of the assets of USAR and the subsidiary guarantors.

Interest accrues on the FFB Advances under the Loan Guarantee Agreement at rates specified in the applicable notes to be entered into with respect to each FFB Advance (each, an “FFB Note”). Each FFB Advance matures fifteen (15) years after the first FFB Advance made under the applicable FFB Note. Under the Loan Guarantee Agreement, USAR is required to pay to the DOC (i) a one-time commitment fee equal to 2.0% of the FFB commitment amount, (ii) a ticking fee equal to 2.0% per annum on the unutilized FFB commitment, and (iii) an annual maintenance fee equal to the lesser of 0.1% of the outstanding guaranteed loan balance and $200,000.

The Round Top Mine Project, Stillwater Magnet Project, Stillwater Metal Project, Magnet Project 2 and Metal Project 2 are collectively referred to herein as the “Projects.”

Conditions to the Awards

Under the Funding Agreements, USAR may request disbursements of the Awards based on the achievement of various milestones to reimburse USAR and its applicable subsidiaries for certain eligible uses of funds with respect to the Projects. Milestones for the Awards are Project-specific, such as the achievement of feasibility studies, site design, facility completion, equipment installation, technology transfer, production capacity qualification at various thresholds, securing customer purchase agreements, and attainment of target production volumes. Disbursements of the Awards for each milestone are subject to various conditions precedent, including: (i) completion of the applicable disbursement milestone; (ii) evidence that USAR has made equity contributions to its subsidiaries in cash to fund Project costs; (iii) compliance with representations, warranties and covenants; and (iv) the absence of defaults under the applicable Funding Agreement and related documents. Under the Loan Guarantee Agreement, additional conditions precedent to each FFB Advance include: (i) evidence that certain financial ratio thresholds have been satisfied; (ii) evidence that the proceeds will be applied to eligible uses of funds; (iii) payment of all fees and expenses due to the DOC; (iv) certification that budget amounts have not been exceeded; and (v) delivery of required permits and approvals.

Representations, Warranties and Covenants

The Funding Agreements contain representations, warranties and covenants applicable to USAR and the subsidiary guarantors party thereto, including, but not limited to: (i) reporting, maintenance, and the operation of the Projects; (ii) compliance with applicable laws, taxes, environmental requirements, Davis-Bacon Act requirements and various regulations; (iii) restrictions on the eligible uses of the Awards; (iv) restrictions on joint research and transactions with foreign countries and entities of concern; (v) the issuance of indebtedness other than permitted indebtedness; (vi) restrictions on dividends, share repurchases and equity redemptions; (vii) restrictions on liens other than permitted liens; (viii) maintenance of first priority security interests in the collateral for the benefit of the secured parties; (ix) requirements for equity contributions to satisfy funding plans and project completion requirements; (x) insurance requirements and loss proceeds application; (xi) restrictions on mergers, dispositions, and change of control transactions without consent of the DOC; (xii) restrictions on affiliate transactions; (xiii) limitations on capital expenditures other than permitted capital expenditures; (xiv) intellectual property maintenance and protection; (xv) maintenance of required approvals, permits, and licenses; and (xvi) liquidity requirements and financial covenants, including fixed charge coverage ratios and book value to debt ratios.

Equity Raise Requirements

Under the Funding Agreements, USAR is required to raise equity (which could include, at USAR’s option, up to $300.0 million of convertible loan notes) in the following amounts by the corresponding dates (with equity raised on or after January 1, 2026 credited against the required amounts):

●	On or prior to December 31, 2026, USAR is required to raise an aggregate amount of equity equal to $1.45 billion. As previously announced, on January 28, 2026, USAR closed a private placement of 69,767,442 shares of common stock at $21.50 per share, for aggregate gross proceeds of approximately $1.5 billion, which satisfied the equity raise requirement for 2026.

●	On or prior to March 31, 2027, USAR is required to raise an additional aggregate amount of equity equal to $375.0 million plus the total cash acquisition costs for the announced proposed acquisition of Serra Verde Group (“SVRE”).

●	On or prior to December 31, 2027, USAR is required to raise an additional aggregate amount of equity equal to $875.0 million.

USAR’s obligation to raise the equity described above is reduced by an amount equal to (x) 100% of any dividends received from SVRE up to an aggregate amount equal to the total cash acquisition costs for the acquisition of SVRE and (y) thereafter, 50% of any dividends received from SVRE.

Under the Funding Agreements, USAR is required to establish a revolving credit facility in an aggregate principal amount not to exceed $250.0 million by June 30, 2027. In addition to the equity raise requirements described above, USAR is required to raise an aggregate amount of equity that is sufficient to satisfy the cash collateral required under such working capital facility.

Events of Default; Acceleration; Termination

The Funding Agreements contain events of default, including (i) clawback events, including failure to achieve project completion by applicable deadlines, engagement in certain joint research or transaction activities involving any foreign country or entity of concern in violation of the guardrail provisions, the impermissible use or disposition of a Project and, under the Direct Funding Agreement, property disposition and cumulative disbursement ratio clawback events; (ii) payment defaults; (iii) cross defaults for indebtedness in excess of certain thresholds; (iv) certain significant events of default such as the violation of specified covenants, abandonment of a Project, change of control without consent, and the bankruptcy or insolvency of USAR or the subsidiary guarantors; and (v) other events of default, including breaches of certain representations, warranties and covenants, major project document breaches, failure of security documents to provide first priority liens, and violations of sanctions, export control laws, anti-money laundering laws or anti-corruption laws.

Rights and remedies in connection with events of default include: (i) termination of the Funding Agreements or any awards thereunder; (ii) imposition of additional conditions pending corrective actions; (iii) suspension or termination of the FFB commitment or the maximum award amount, or withholding of disbursements; (iv) acceleration of all outstanding amounts due under the financing documents (automatic upon bankruptcy, insolvency or dissolution); (v) foreclosure upon the collateral; (vi) recovery of awards or disbursements for clawback events; (vii) set-off rights; (viii) specific performance; and (ix) initiation of debarment proceedings.

The Direct Funding Agreement shall remain in effect until the later of (a) the second anniversary of the completion date of the last Project to be completed and (b) the tenth anniversary of the execution of the Direct Funding Agreement. The Loan Guarantee Agreement shall remain in effect until the indefeasible payment in full of all secured obligations and expiration or termination of the FFB commitment. Certain provisions, including those relating to expansion transactions with any foreign country of concern, dispute resolution, and indemnification, shall survive termination.

Securities Issuance Agreement

Concurrently with the execution and delivery of, and as inducement to enter into, the Direct Funding Agreement, USAR has entered into a Securities Issuance Agreement (the “Securities Issuance Agreement”) with the DOC pursuant to which USAR will issue to the DOC 16,132,790 shares of USAR Common Stock (the “SIA Shares”) and a warrant (the “Warrant”) to purchase 17,600,584 shares of USAR Common Stock (the “Warrant Shares”) at an exercise price of $17.17 per share. Among other things, the Securities Issuance Agreement provides for (i) a transfer restriction on the SIA Shares and the Warrant, including the Warrant Shares, received as consideration pursuant to the Securities Issuance Agreement for 12 months following the issuance of such securities, (ii) customary resale shelf registration rights on Form S-3 (or Form S-1 if USAR is not then eligible for Form S-3) and piggyback registration rights in favor of the DOC, and (iii) a covenant that the DOC will not vote any SIA Shares or Warrant Shares, except with respect to certain matters required by law and any merger, consolidation or similar business combination involving USAR.

Warrant

Concurrently with the execution and delivery of, and as provided for under, the Securities Issuance Agreement, USAR has issued a Warrant (the “Warrant”) for the Warrant and the underlying Warrant Shares. Among other things, the Warrant provides for (i) customary anti-dilution protections for stock splits, subdivisions, reclassifications, or combinations, extraordinary dividends and share purchases with respect to the USAR Common Stock, (ii) redemption rights pursuant to which the warrantholder may, in connection with any Business Combination (as defined in the Warrant), require the acquiror to repurchase all or a portion of the Warrant at the Redemption Price (as defined in the Warrant) and (iii) exchange rights pursuant to which the warrantholder may require, as a condition precedent to any Business Combination, that the successor party assume all covenants, agreements and conditions of USAR under the Warrant.

The foregoing summaries of the Funding Agreements, the Securities Issuance Agreement and Warrant do not purport to be a complete description of all the parties’ rights and obligations under such agreements, as applicable, and are qualified in their entirety by reference to the full text of such agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K related to the Funding Agreements is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K related to the issuance of USAR Common Stock pursuant to the Securities Issuance Agreement and the Warrant is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01. Regulation FD Disclosure

On June 3, 2026, USAR issued a press release announcing its entry into the Funding Agreements, a copy of which is being furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the documents included as exhibits hereto contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those relating to the Awards, the expected timing and completion of the Awards, the expected benefits of the Awards including anticipated financial results, our anticipated operating and financial performance, our business plans, strategy, goals and prospects, our plans for and prospects of our acquisitions, investments and other business development activities, including the announced proposed acquisition of SVRE and transactions with Carester SAS (“Carester”) and Texas Mineral Resources Corp. (“TMRC”), our plans for capital raising activities, and our ability to successfully capitalize on growth opportunities and prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “will,” “may,” “could,” “should,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “predict,” “intend,” “plan,” “believe,” “aim,” “build,” “continue,” “potential,” “vision,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to risks and uncertainties and potentially inaccurate assumptions that could cause actual results to differ materially from our expectations, including without limitation: our ability to achieve the conditions to funding under the Funding Agreements, including the requirement to raise additional equity capital; the risk that the Funding Agreements may be challenged in the future; risks that the proposed transactions with SVRE, Carester and TMRC may not be consummated on their anticipated timelines or at all; we may not realize the anticipated benefits of our proposed and prior acquisitions, including expected synergies, financial performance, estimated EBITDA and, in the case of SVRE, integration of operations, on the anticipated timeline or at all; the ability of our Stillwater magnet manufacturing facility to commence commercial operations on the timing and with the production capacity anticipated or at all; our limited operating history; our ability to commercially extract minerals from the Round Top deposit on our anticipated timeline or at all; risks that we may experience delays, unforeseen expenses, increased capital costs, and other complications while operating our business; our ability to raise necessary capital on acceptable terms or at all; potential dilution to existing stockholders and the possible adverse effect on our stock price if we issue additional common stock or equity-linked securities; the volatility of our stock price; the availability of rare earth oxide, metal feedstock and other materials, utilities (including power and water) and equipment in quantities and prices that allow us to develop and commercially operate our Stillwater facility and other facilities; our ability to meet individual customer specifications and manufacture a consistently high quality product; fluctuations in demand for and prices of our products, including without limitation as a result of dumping, predatory pricing and other tactics by USAR’s competitors or state actors or the overall competitive environment; our ability to achieve positive cash flow or profitability or the ability to access cash flow within our corporate structure due to restrictions contained in our financing agreements; our ability to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our products into definitive orders; geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China, the United States or other countries in which we operate or sell products or otherwise; war, terrorism, natural disasters or public health emergencies; our ability to retain or recruit key personnel; environmental, health and safety regulations; and our ability to comply with requirements for federal, state and local government incentives and financing.

Additional risks and detailed information regarding factors that may cause actual results to differ materially has been and will be included in USAR’s filings with the SEC, including USAR’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and subsequent filings. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K (or such other date as is specified in such statements), and USAR undertakes no obligation to update any forward-looking statements as a result of new information or future events or developments, except to the extent required by law.

Item 8.01. Other Events

USAR is providing the additional risk factors set forth below to supplement the risks described in “Risk Factors” in USAR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Risk Factors

The execution of the Funding Agreements, the Securities Issuance Agreement and the Warrant with the Department of Commerce, the receipt of funding thereunder and the consummation of the related transactions are subject to a number of risks and uncertainties, and the DOC’s ownership of a significant equity interest in USAR may subject USAR and its stockholders to additional risks, any of which could have a material adverse effect on USAR’s business, financial condition and results of operations or adversely impact the interests of our other stockholders.

●	The timing and amount of funding under the Funding Agreements is subject to the satisfaction of project milestones and other conditions to disbursement that we may not meet on the anticipated timeline or at all. Disbursements of the Awards are conditioned on the achievement of specified Project milestones (including design, construction, production qualification and capacity thresholds for the Round Top Mine Project, the Stillwater Magnet Project, the Stillwater Metal Project, the Magnet Project 2 and the Metal Project 2), the making of cash equity contributions to our subsidiaries to fund Project costs, the satisfaction of financial ratio and liquidity thresholds, the receipt of required permits and approvals and other customary conditions. In addition, the Funding Agreements impose specified equity raising and credit facility requirements that USAR will need to satisfy on the timeline contemplated by the Funding Agreements. There can be no assurance that we will achieve these milestones or satisfy the other conditions on the anticipated timeline or at all, and any failure to do so could delay or reduce the funding we receive, result in a clawback of amounts previously disbursed or give rise to an event of default under the Funding Agreements.

●	The authorization of, and continued support for, the transactions remain subject to changes in laws, regulations, administrations and appropriations. Although the DOC has confirmed its authority to enter into the Funding Agreements, the Securities Issuance Agreement and the Warrant under the CHIPS Incentives Program—Facilities for Semiconductor Materials and Manufacturing Equipment under the CHIPS Act of 2022, there can be no assurance that the transactions will not be modified, challenged or impaired in the future. Potential sources of uncertainty include changes in federal or international laws, regulations, administrative actions and interpretations thereof; a determination by any branch of the federal government that any aspect of the agreements was unauthorized, void or voidable; future changes in administration or legislative priorities; the continued availability of Congressional appropriations; geopolitical developments; and the defenses and remedies available to a government counterparty. No other federal agency or branch is contractually bound to support, or refrain from challenging, the transactions, which may also be subject to litigation or administrative challenge by third parties.

●	The Funding Agreements contain extensive affirmative and negative covenants, domestic content and national security guardrail provisions and ongoing reporting obligations that restrict our operational and financial flexibility. These include restrictions on the incurrence of indebtedness, the granting of liens, asset dispositions, dividends, share repurchases and equity redemptions; restrictions on mergers, dispositions and change of control transactions without DOC consent; restrictions on joint research and transactions with foreign countries and entities of concern; limitations on capital expenditures and affiliate transactions; compliance with the Davis-Bacon Act and other applicable laws; financial and liquidity covenants; and comprehensive reporting obligations covering financial, operational, cybersecurity and supply chain matters. These requirements may be subject to broad or changing interpretation, and any violation could result in the suspension, clawback or termination of funding. Compliance with these covenants and conditions could restrict our ability to take actions that management believes are important to our long-term strategy, including capital allocation, strategic transactions, geographic expansion and financing activities.

●	The FFB Advances are secured by first-priority liens on substantially all of our assets, and defaults under the Funding Agreements could trigger cross-defaults across our financing arrangements. The FFB Advances and USAR’s related obligations are guaranteed by the subsidiary guarantors and secured by first-priority liens on substantially all of the assets of USAR and the subsidiary guarantors. The Funding Agreements contain express cross-default provisions in respect of indebtedness above specified thresholds. Upon an event of default, the DOC may, among other remedies, accelerate the FFB Advances, terminate any of the Funding Agreements, withhold or claw back disbursements, foreclose on the collateral, exercise set-off rights and initiate debarment proceedings. An event of default under the Funding Agreements, or under any of USAR’s or its subsidiaries’ other material indebtedness, could also, depending on the terms of the relevant contracts, trigger cross-default, change of control or similar provisions under our and our subsidiaries’ other material contracts.

●	The transactions are dilutive to existing stockholders, the DOC will retain the equity issued to it regardless of the level of funding we receive and we will require substantial additional capital. USAR has issued to the DOC 16,132,790 SIA Shares and the Warrant to purchase 17,600,584 Warrant Shares at an exercise price of $17.17 per share, each of which is dilutive to existing stockholders. The DOC will retain 100% of these securities whether or not we receive any or all of the funding contemplated by the Funding Agreements and even if any such funding is received and subsequently clawed back, which would materially increase the effective dilution to other stockholders. Additional equity capital will also be required to satisfy the equity contribution and other capital requirements under the Funding Agreements, and there can be no assurance that this capital will be available on acceptable terms, on the required timeline, or at all.

●	The DOC’s equity interest in USAR and its broader role as a counterparty and regulator may limit our ability to pursue strategic transactions and may affect our relationships with customers, suppliers, partners and other counterparties. The existence of a significant federal government equity interest, together with the DOC’s contractual rights and remedies (including transfer restrictions, registration rights and anti-dilution protections) and its broader authority over the laws, regulations and policies affecting our industry, may limit our ability to pursue potential future strategic transactions that could be beneficial to stockholders, including by limiting the willingness of third parties to engage in such transactions with us. The announcement or completion of the transactions and the presence of the federal government as a significant stockholder could also prompt adverse reactions from, or increased scrutiny by, customers, suppliers, strategic partners, foreign governments, employees, competitors or regulators (including under foreign subsidy, competition, investment screening, antitrust or similar regimes). Given the scarcity of recent U.S. precedents for transactions of this type, it is difficult to foresee all of the potential consequences, and there may also be litigation relating to the transactions and increased public and political scrutiny.

●	The financial, tax and accounting treatment of the transactions remains uncertain. Given the novelty and complexity of the transactions and the highly integrated nature of the Funding Agreements, the Securities Issuance Agreement and the Warrant, USAR’s analysis of the financial, tax and accounting implications of its commitments and obligations has not been completed and may take considerable time and require significant attention from management. The analysis may require adjustment over time as a result of changes in tax law or regulations, changes in accounting practices, amendments to or termination of any of the agreements or other unforeseen developments, any of which could result in the recognition of additional costs, charges, losses or liabilities, restatements or other modifications of USAR’s financial statements or adjustments to previously provided estimates or guidance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
10.1	Direct Funding Agreement, dated June 3, 2026, by and among USA Rare Earth, Inc., the subsidiary guarantors party thereto and the United States Department of Commerce
10.2	Loan Guarantee Agreement, dated June 3, 2026, by and among USA Rare Earth, Inc., the subsidiary guarantors party thereto and the United States Department of Commerce
10.3	Securities Issuance Agreement, dated June 3, by and between USA Rare Earth, Inc. and the United States Department of Commerce
10.4	Warrant, dated June 3, issued by USA Rare Earth, Inc. to the United States Department of Commerce
99.1	Press Release, dated June 3, announcing entry into the Direct Funding Agreement, the Loan Guarantee Agreement, Securities Issuance Agreement and Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USA Rare Earth, Inc.

Date:	June 3, 2026	By:	/s/ Valerie Ford Jacob
			Name:	Valerie Ford Jacob
			Title:	Chief Legal Officer